                                                                    EXHIBIT 99.2

                             JOINT FILER INFORMATION

                 Item                                   Information

Name:                                   Royal Bank of Canada

Address:                                200 Bay Street
                                        Toronto, State Ontario
                                        Canada M5J 2J5

Date of Event Requiring Statement       May 15, 2012
(Month/Day/Year):

Issuer Name and Ticker or Trading       Invesco New York Quality Municipal
Symbol:                                 Securities (IQN)

Relationship of Reporting Person(s)     10% Owner
to Issuer:

If Amendment, Date Original Filed       Not Applicable
(Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              ROYAL BANK OF CANADA

                                                  /s/ Peggy Dowdall-Logie
                                        By:------------------------------------
                                           Name:  Peggyl Dowdall-Logie
                                           Title:  Senior Vice President
                                           Date:  August 28, 2012

                                                  /s/ Tom Smee
                                        By:------------------------------------
                                           Name:  Tom Smee
                                           Title:  Senior Vice President
                                           Date:  August 28, 2012